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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 13, 2003 relating to the financial statements and financial statement schedule, which appears in Ciphergen Biosystems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
June 24, 2003

/s/ PRICEWATERHOUSECOOPERS LLP

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS